Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olsen, (303) 404-6497, News@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 3, 2021
BROOMFIELD, Colo. - January 15, 2021 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through January 3, 2021, and for the prior year period through January 5, 2020. The reported ski season metrics are for our North American destination mountain resorts and regional ski areas, and exclude the results of our Australian ski areas in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were down 16.6% compared to the prior year season-to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was down 20.9% compared to the prior year season-to-date period, as described further below.
•Season-to-date ski school revenue was down 52.6% and dining revenue was down 66.2% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was down 39.2% compared to the prior year season-to-date period.
Commenting on the ski season to date, Rob Katz, Chief Executive Officer said, “As expected, COVID-19 has had a significant negative impact on our 2020/2021 North American ski season-to-date results. Visitation across our North American resorts declined relative to prior year levels, primarily as a result of declines in visitation from non-pass, lift ticket purchases. We expect these declines were primarily driven by reduced demand for destination visitation at our western resorts and COVID-19 related capacity limitations which were further impacted by snowfall levels that were well below average at our Colorado, Utah and Tahoe resorts through the holiday season. Visitation was particularly impacted in regions where heightened COVID-19 related restrictions exist, including Whistler Blackcomb, Tahoe and Vermont. We are pleased with the resilience of our guest demand, with local visitation at our western resorts in line with our prior year results and destination visitation supported by our strong season pass sales results leading into the season. Consistent with our expectations, our ancillary lines of business saw material season-to-date revenue declines in excess of the declines in visitation as a result of the COVID-19 limitations and restrictions, particularly in food and beverage and ski school. Additionally, our lodging revenue is experiencing quarter-to-date declines relative to prior year that are similar to our first quarter of fiscal 2021.
Katz continued, “Despite the challenging environment and specific capacity impacts of COVID-19, we are pleased with our overall revenue performance compared to the prior year period, which we believe demonstrates the value of our long-term advanced commitment strategy and the loyalty of our guest base. Given the uncertainty COVID-19 has created for travel demand, operating restrictions and the ultimate visitation to and spending at our resorts, the Company will not be providing full year guidance for fiscal 2021 at this time. However, if capacity restrictions remain stable and we experience normal conditions in Colorado, Utah and Tahoe, we would expect to see improved performance for the remainder of the season.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal year 2021 North American season pass revenue compared to fiscal year 2020 North American season pass revenue. Fiscal year 2020 season pass revenue was adjusted to exclude the impact of the deferral of pass product revenue as a result of pass holder credits offered to 2019/2020 North American pass holders. Fiscal year 2021 season pass revenue does not include the pass product revenue recognized in the first quarter of fiscal year 2021 as a result of unutilized pass holder credits. This approach results in a year over year comparison of season pass revenue exclusive of the impact of discounts provided to our 2019/2020 pass holders. The metrics include all North American destination mountain resorts and regional ski areas and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, and Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release and on the conference call, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including our expectations regarding the effects of the COVID-19 pandemic on, among other things, our operations and the travel patterns of our current and potential customers; sales patterns and expectations related to our season pass products; our expectations regarding visitation for the 2020/2021 ski season; and our expectations regarding our ancillary lines of business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the ultimate duration of COVID-19 and its short-term and long-term impacts on consumer behaviors, the economy generally and our business and results of operations, including the ultimate amount of refunds that we would be required to refund to our pass product holders for qualifying circumstances under our recently launched Epic Coverage program; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the current outbreak of COVID-19), and the cost and availability of travel options and changing consumer preferences; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Falls Creek, Hotham, Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020, which was filed on September 24, 2020, and our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020, which was filed on December 10, 2020.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.